As filed with the Securities and Exchange Commission on October 1, 2014
Registration No. 333-[●]
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
CommunityOne Bancorp
(Exact name of registrant as specified in its charter)

North Carolina	1017 East Morehead Street, Suite 200	56-1456589
Charlotte, North Carolina 28204
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices)	(IRS Employer Identification No.)

CommunityOne Bancorp 2012 Incentive Plan
(Full title of the plan)
Beth S. DeSimone
EVP, General Counsel and Secretary
CommunityOne Bancorp
1017 E. Morehead Street Suite 200
Charlotte, North Carolina 28204
(336) 626-8300
(Name, address and telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☑
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, no par value per share	1,200,000 shares (2)	$8.84 (3)	$10,608,000 (3)	$1,232.65
(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that may become issuable under the 2012 Incentive Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.
(2) Represents an increase of 1,200,000 shares of Common Stock to the number of shares available for issuance under the Plan, as approved by the shareholders of the Registrant at the 2013 Annual Meeting of Shareholders pursuant to the Proxy Statement filed on Definitive Schedule 14A filed with the Securities and Exchange Commission on April 4, 2013. Shares available for issuance under the Plan were previously registered on a Registration Statement on Form S-8 filed with the SEC on March 29 2013 (Registration No. 333-187613).
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act on the basis of $8.84 per share, the average of the high and low prices of the Common Stock on September 30, 2014, as reported on the Nasdaq Stock Market.

STATEMENT OF INCORPORATION BY REFERENCE
This Registration Statement on Form S-8 is filed to register the offer and sale of an additional 1,200,000 shares of the Registrant's Common Stock, no par value per share ("Common Stock"), to be issued under the Registrant’s 2012 Incentive Plan. These additional shares were authorized to be added to the 2012 Incentive Plan by virtue of amendments to the 2012 Incentive Plan approved by the shareholders of the Registrant at the 2013 Annual Meeting of Shareholders pursuant to proxy materials provided to the shareholders in the Proxy Statement on Definitive Schedule 14A filed with the Securities and Exchange Commission on April 4, 2013. This Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-187613, filed by the Registrant on March 29, 2013, relating to the Registrant’s 2012 Incentive Plan.

ITEM 8. EXHIBITS

4.12.
Articles of Amendment to the Articles of Incorporation of the Registrant, adopted June 20, 2013, incorporated herein by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q, filed August 5, 2013.

4.13.
Amended and Restated Bylaws of the Registrant approved by the shareholders of the Registrant on June 20, 2013, incorporated herein by reference to Exhibit 3.13 to the Registrant's Annual Report on Form 10-K, filed March 7, 2014.

4.14.	Specimen of the Registrant's Common Stock Certificate, incorporated herein by reference to Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q, filed August 5, 2013.
5.1.*	Opinion of Katie Trotter, Senior Vice President, regarding the legality of securities registered.
23.1.*	Consent of Dixon Hughes Goodman LLP.
24.1.	Power of Attorney (including in the signature page to this Registration Statement).
99.1.	CommunityOne Bancorp 2012 Incentive Plan, incorporated herein by reference to Section 99.1 to the Registrant's Registration Statement on Form S-8 , filed March 29, 2013.
99.2.	Form of Incentive Stock Award Agreement, incorporated herein by reference to Section 99.2 to the Registrant's Registration Statement on Form S-8 , filed March 29, 2013.

*	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, State of North Carolina on October 1, 2014.

COMMUNITYONE BANCORP
By:		/s/ Robert L. Reid
	Name:	Robert L. Reid
	Title:	President and CEO

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Reid and David L. Nielsen his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, from such person and in each person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURES
Signature	Title	Date
/s/ Robert L. Reid	President, Chief Executive Officer and Director	October 1, 2014
Robert L. Reid	(Principal Executive Officer)

/s/ David L. Nielsen	EVP and Chief Financial Officer	October 1, 2014
David L. Nielsen	(Principal Financial Officer)

/s/ Scott B. Kauffman	Director	October 1, 2014
Scott B. Kauffman

/s/ Jerry R. Licari	Director	October 1, 2014
Jerry R. Licari

/s/ J. Chandler Martin	Director	October 1, 2014
J. Chandler Martin

/s/ T. Gray McCaskill	Director	October 1, 2014
T. Gray McCaskill

/s/ H. Ray McKenney, Jr.	Director	October 1, 2014
H. Ray McKenney, Jr.

/s/ John C. Redett	Director	October 1, 2014
John C. Redett

/s/ Boyd C. Wilson	Director	October 1, 2014
Boyd C. Wilson

EXHIBIT INDEX

4.12.
Articles of Amendment to the Articles of Incorporation of the Registrant, adopted June 20, 2013, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q, filed August 5, 2013.

4.13.
Amended and Restated Bylaws of the Registrant approved by the shareholders of the Registrant on June 20, 2013, incorporated herein by reference to Exhibit 3.13 to the Registrant’s Annual Report on Form 10-K, filed March 7, 2014.

4.14.	Specimen of the Registrant's Common Stock Certificate, incorporated herein by reference to Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q, filed August 5, 2013.
5.1.*	Opinion of Katie Trotter, Senior Vice President, regarding the legality of securities registered.
23.1.*	Consent of Dixon Hughes Goodman LLP.
24.1.	Power of Attorney (including in the signature page to this Registration Statement).
99.1.	CommunityOne Bancorp 2012 Incentive Plan, incorporated herein by reference to Section 99.1 to the Registrant's Registration Statement on Form S-8 , filed March 29, 2013.
99.2.	Form of Incentive Stock Award Agreement, incorporated herein by reference to Section 99.2 to the Registrant's Registration Statement on Form S-8 , filed March 29, 2013.

*	Filed herewith.